EXHIBIT 99

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FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider

November 13, 2002	U.S.I. Holdings Corporation 415-983-0100 rschneider@usi.biz

U.S.I. Holdings Corporation Reports Record Third Quarter Financial Results

San Francisco, CA, November 13, 2002 (BUSINESS WIRE) – U.S.I. Holdings Corporation (“USI”), (NASDAQ:USIH) today reported record financial results for the third quarter ended September 30, 2002. USI completed its initial public offering (“IPO”) on October 25, 2002; accordingly, the impact of that offering is not reflected in the financial results for this reporting period.

Revenues for the quarter increased $4.1 million to $79.5 million from $75.4 million recorded during the same period in 2001. Excluding the effect of the culling of low margin administration business, revenues for the quarter increased 8.9% from the same period in 2001. Results for the period were positively affected by increased net new business and premium rates on renewals.

EBITDA margin (EBITDA as a percentage of revenues) for the quarter improved to 21.3% compared to 20.8% recorded during the same period in 2001. USI defines EBITDA as revenues less compensation and employee benefits and other operating expenses.

Net income from continuing operations for the quarter increased $13.3 million to $11.7 million from a loss of $1.6 million recorded during the same period in 2001. Results for the period were positively affected by (i) income from the reduction in the carrying value of the redeemable common stock warrants and stock appreciation rights and (ii) the reduction in the amortization of intangible assets principally due to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

Revenues for the first nine months increased $9.8 million to $237.0 million from $227.2 million recorded during the same period in 2001. Excluding the effect of the culling of low margin administration business, revenues for the first nine months increased 8.0% from the same period in 2001. Net income from continuing operations for the first nine months increased $12.4 million to $0.1 million from a net loss of $12.3 million recorded during the same period in 2001. Results for the period were positively affected by the items described in the discussion of third quarter results above.

The income tax expense from continuing operations for the third quarter and the first nine months of 2002 reflects state and local taxes only. Federal income taxes and some state and local income tax provisions have been reduced as a result of the tax valuation allowance caused by prior net operating losses.

Upon the consummation of USI’s IPO, all the outstanding preferred stock was converted into common stock. As a result, shares and per share data as of September 30, 2002 are not meaningful and are not provided in this press release but will be provided in the Form 10-Q for that quarter, which will be filed with the Securities and Exchange Commission by December 2, 2002. The number of common shares outstanding after the IPO was 44.6 million.

“For the third quarter, we achieved our key financial targets – solid revenue growth and margin expansion, increased net income, and positive cash flow from operations,” said David L. Eslick, Chairman, President and CEO. “Our continued focus on client retention, new account development, cross selling, and operational improvements all contributed to our positive results.” Mr. Eslick added “We believe that our successful IPO has positioned USI to execute on its long-term business plan and continue to improve its financial performance.”

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of USI’s operations with those businesses or assets USI has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; future regulatory actions and conditions in the states in which it conducts its business; and USI’s level of indebtedness and debt service requirements. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

Founded in 1994, USI is a leading distributor of insurance and financial products and services to small and mid-sized businesses throughout the United States. USI is headquartered in San Francisco and operates out of 58 offices in 20 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

U.S.I. Holdings Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
	(Amounts in Thousands)
Revenues:
Commissions and fees	$78,888	$74,585	$234,978	$224,618
Investment income	606	796	2,010	2,536

Total Revenues	79,494	75,381	236,988	227,154
Expenses:
Compensation and employee benefits	45,644	44,449	150,120	139,676
Stock appreciation rights expense	(3,626)	—	(2,995)	—
Other operating expenses	16,939	15,243	52,126	49,866
Amortization of intangible assets	5,347	7,844	15,851	24,182
Depreciation	2,368	2,738	8,884	8,769
Interest	4,565	5,845	14,376	18,844
Redeemable common stock warrants reduction in value	(4,070)	—	(4,070)	—
Expense on early retirement of debt	—	—	660	—

Total Expenses	67,167	76,119	234,952	241,337
Income (loss) from continuing operations before income tax expense (benefit)	12,327	(738)	2,036	(14,183)
Income tax expense (benefit)	640	834	1,920	(1,851)

Net Income (Loss) From Continuing Operations	11,687	(1,572)	116	(12,332)
Loss from discontinued operations, net	(329)	(1,357)	(13,483)	(3,872)

Net Income (Loss)	$11,358	$(2,929)	$(13,367)	$(16,204)

U.S.I. Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

	September 30, 2002	December 31, 2001
	(Unaudited)
	(Amounts in Thousands, Except Per Share Data)
Assets
Current assets:
Cash and cash equivalents	$16,970	$30,832
Fiduciary funds—restricted	74,512	76,996
Premiums and commissions receivable, net of allowance for bad debts of $2,554 and $2,074, respectively	133,761	156,734
Receivable from sale of discontinued operations	1,713	—
Other	10,335	7,966
Current assets held for discontinued operations	709	24,359

Total current assets	238,000	296,887
Goodwill (net of accumulated amortization of $40,195 for 2002 and 2001, respectively)	184,574	176,793
Other intangible assets:
Expiration rights	177,506	167,234
Covenants not-to-compete	38,749	38,431
Other	6,081	8,117

	222,336	213,782
Accumulated amortization	(124,149)	(108,386)

	98,187	105,396
Property and equipment, net	21,286	25,470
Other assets	5,042	4,515
Asset held for discontinued operations	111	21,799

Total Assets	$547,200	$630,860

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$152,974	$174,482
Accrued expenses	45,170	42,358
Current portion of long-term debt	40,970	37,086
Other	10,106	6,741
Current liabilities held for discontinued operations	1,075	24,386

Total current liabilities	250,295	285,053
Long-term debt	181,001	212,950
Other liabilities	3,129	5,653
Liabilities held for discontinued operations	56	2,733

Total Liabilities	434,481	506,389

Commitments and contingencies
Redeemable securities:
Redeemable preferred stock—par value $.01—aggregate liquidation preference $37,327 and $36,955, respectively	27,294	27,801
Redeemable common stock warrants	230	4,300

Total Redeemable Securities	27,524	32,101

Stockholders’ equity (a):
Preferred stock—Series A through Y—par $.01—aggregate liquidation preference $457,703 and $435,299, respectively	579	569
Common stock—voting—par $.01, 300,000 and 135,000 shares authorized; 754 shares issued and outstanding	8	8
Common stock—nonvoting—par $.01, 10,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	294,610	288,565
Retained deficit	(210,002)	(196,772)

Total Stockholders’ Equity	85,195	92,370

Total Liabilities, Redeemable Securities and Stockholders’ Equity	$547,200	$630,860

(a)	The common stock references have been adjusted for the two-for-five reverse stock split effective October 16, 2002.

U.S.I. Holdings Corporation and Subsidiaries
Calculation of Adjusted Net Income plus Amortization of Intangible Assets
(Unaudited)

	For the Three Months Ended September 30,
	2002			2001
	GAAP Results	Adjustments	Adjusted Results	GAAP Results	Adjustments	Adjusted Results
	(Amounts in Thousands)
Revenues	$79,494	$—	$79,494	$75,381	$—	$75,381
Compensation and employee benefits	45,644	—	45,644	44,449	—	44,449
Other operating expenses	16,939	—	16,939	15,243	—	15,243

	16,911	—	16,911	15,689	—	15,689
Stock appreciation rights expense	(3,626)	3,626	—	—	—	—
Amortization of intangible assets	5,347	—	5,347	7,844	—	7,844
Depreciation	2,368	—	2,368	2,738	—	2,738
Interest	4,565	—	4,565	5,845	—	5,845
Redeemable common stock warrants reduction in value	(4,070)	4,070	—	—	—	—
Early extinguishment of debt	—	—	—	—	—	—

Income (loss) from continuing operations before income tax expense (benefit)	12,327	(7,696)	4,631	(738)	—	(738)
Income tax expense (benefit)	640	1,089	1,729	834	—	834

Net Income (Loss) From Continuing Operations	11,687	(8,785)	2,902	(1,572)	—	(1,572)
Loss from discontinued operations, net of income taxes	(329)	329	—	(1,357)	1,357	—

Net Income (Loss)	$11,358	$(8,456)	2,902	$(2,929)	$1,357	$(1,572)

Addback:
Amortization of Intangible Assets			5,347			7,844

Adjusted Net Income plus Amortization of Intangible Assets			$8,249			$6,272

Contact:
U.S.I. Holdings Corporation
Robert S. Schneider, 415/983-0100
rschneider@usi.biz

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding U.S.I. Holdings Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties,which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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